Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-92331) pertaining to the 401(k) Plan of Hewlett-Packard Company of our reports dated June 26, 2009, with respect to the financial statements and schedule of Hewlett-Packard Company 401(k) Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

                                       /S/  ERNST & YOUNG LLP

San Jose, California
June 26, 2009

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